EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statements Nos. 333-131758, 333-129501, 333-124998 on Form S-3 and in Registration Statements Nos. 333-132479, 333-108363, and 333-108362 on Form S-8 of Syntax-Brillian Corporation of our report dated May 16, 2006 on the financial statements of Vivitar France for the year ended December 31, 2005 appearing in this Amendment No. 2 to the Current Report on Form 8-K of Syntax-Brillian Corporation.

/s/ Mazars & Guerard

Mazars & Guerard

/s/ T.J. Doherty, CPA
By: T.J. Doherty, CPA

Paris, France

March 30, 2007